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Exhibit 21
SUBSIDIARY LISTING OF CONOCOPHILLIPS
Listed below are subsidiaries of the registrant at December 31, 2021.

Certain subsidiaries are
omitted since such companies considered in the aggregate do not constitute a significant subsidiary.
Company Name
Incorporation

Location
Ashford Energy Capital

Limited
Cayman Islands
BROG LP LLC Delaware
Burlington Resources International

Inc.
Delaware
Burlington Resources LLC Delaware
Burlington Resources Offshore

Inc.
Delaware
Burlington Resources Oil & Gas

Company LP
Delaware
Burlington Resources Trading

LLC
Delaware
COG Acreage LP Texas
COG Operating LLC Delaware
COG Production LLC Texas
COG Realty LLC Texas
Concho Resources Inc. Delaware
Conoco Development Services Inc. Delaware
Conoco Funding Company Nova Scotia
Conoco Petroleum Operations

Inc.
Delaware
ConocoPhillips (Grissik) Ltd. Bermuda
ConocoPhillips (U.K.) Holdings Limited United Kingdom
ConocoPhillips (U.K.) Marketing

and Trading

Limited
United Kingdom
ConocoPhillips (U.K.) Teesside

Operator Limited
United Kingdom
ConocoPhillips Alaska II, Inc. Delaware
ConocoPhillips Alaska, Inc. Delaware
ConocoPhillips Angola 36 Ltd. Cayman Islands
ConocoPhillips Angola 37 Ltd. Cayman Islands
ConocoPhillips ANS Marketing Company Delaware
ConocoPhillips Asia Ventures

Pte. Ltd.
Singapore
ConocoPhillips Australia Investments

Pty Ltd
Australia
ConocoPhillips Australia Pacific

LNG Pty Ltd
Western Australia
ConocoPhillips Australia SH1 Pty Ltd Western Australia
ConocoPhillips Bohai Limited Bahamas
ConocoPhillips Canada (BRC) Partnership Alberta
ConocoPhillips Canada E&P ULC Alberta
ConocoPhillips Canada Marketing &

Trading ULC
Alberta
ConocoPhillips Canada Resources Corp. Alberta
ConocoPhillips China Inc. Liberia
ConocoPhillips Company Delaware
ConocoPhillips Funding Ltd. Bermuda
ConocoPhillips Hamaca B.V. Netherlands

Company Name
Incorporation

Location
ConocoPhillips Indonesia Holding Ltd. British Virgin Islands
ConocoPhillips Libya Waha

Ltd.
Cayman Islands
ConocoPhillips Marine Containment Holdings

LLC
Delaware
ConocoPhillips Norge Delaware
ConocoPhillips North Caspian Ltd. Liberia
ConocoPhillips Norway Funding Ltd. Bermuda
ConocoPhillips Petroleum Holdings

B.V.
Netherlands
ConocoPhillips Qatar Funding Ltd. Cayman Islands
ConocoPhillips Qatar Ltd. Cayman Islands
ConocoPhillips Sabah Gas Ltd. Cayman Islands
ConocoPhillips Sabah Ltd. Bermuda
ConocoPhillips Skandinavia AS Norway
ConocoPhillips Surmont Partnership Alberta
ConocoPhillips Transportation

Alaska, Inc.
Delaware
Inexco Oil Company Delaware
Mongoose Minerals LLC Delaware
Oliktok Pipeline Company Delaware
Permian Delaware Enterprises

Holdings LLC
Texas
Phillips Coal Company Nevada
Phillips International Investments,

Inc.
Delaware
Phillips Investment Company

LLC
Nevada
Phillips Petroleum International

Corporation LLC
Delaware
Phillips Petroleum International

Investment Company LLC
Delaware
Phillips Pt. Arguello Production Company Delaware
Polar Tankers,

Inc.
Delaware
RSP Permian, Inc. Delaware
RSP Permian, L.L.C. Delaware
Sooner Insurance Company Vermont
The Louisiana Land and Exploration Company

LLC
Maryland